                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): June 10, 1998.




                                    Honeywell Inc.
                (Exact name of registrant as specified in its charter)


               Delaware                    1-971           41-0415010
     (State or other jurisdiction of    (Commission    (I.R.S. Employer
     incorporation or organization)     File Number)   Identification No.)


     Honeywell Plaza, Minneapolis, Minnesota                  55408
     (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:   (612) 951-1000


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Item 5.   OTHER EVENTS.

     On June 10, 1998, Honeywell Inc. (the "Company") agreed to sell $250,000,000 principal amount of its Debentures due June 15, 2028 (the "Debentures ") pursuant to an Underwriting Agreement and a Pricing Agreement each dated June 10, 1998, among the Company and Bear, Stearns & Co. Inc., Chase Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities Inc. The Debentures will be issued pursuant to that certain Indenture dated as of August 1, 1994 between the Company and The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank, N.A.), as Trustee (the "Indenture"), and the Officers' Certificate and Company Order dated June 10, 1998, pursuant to Sections 201 and 301 of the Indenture. The Debentures have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, File No. 333-33895.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     1.1 Underwriting Agreement and Pricing Agreement each dated June 10, 1998, among the Company and Bear, Stearns & Co. Inc., Chase Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities Inc.

     4.1 Officers' Certificate and Company Order dated June 10, 1998 pursuant to Sections 201, 301 and 303 of the Indenture dated as of August 1, 1994, between the Company and The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank, N.A.), as Trustee (excluding exhibits thereto).

     4.2  Specimen Debenture.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 1998


                                        HONEYWELL INC.



                                        By   /s/Betty A. Beaty
                                             ----------------------------------
                                             Betty A. Beaty
                                             Its Vice President and Treasurer


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                                  INDEX TO EXHIBITS

(c)  Exhibits                                                           Page No.
     --------                                                           --------
1.1  Underwriting Agreement and Pricing Agreement each dated June 10,
     1998, among the Company and Bear, Stearns & Co. Inc., Chase
     Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities
     Inc.

4.1 Officers' Certificate and Company Order dated June 10, 1998 pursuant to Sections 201, 301 and 303 of the Indenture dated as of August 1, 1994, between the Company and The Chase Manhattan
     Bank (as successor in interest to The Chase Manhattan Bank, N.A.), as Trustee (excluding exhibits thereto)

4.2  Specimen Debenture


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